      As filed with the Securities and Exchange Commission on May 26, 1998

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                      TRAVEL SERVICES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                             52-2030324
          (State or other jurisdiction                  (I.R.S. Employer
        of incorporation or organization)             Identification Number)

                              --------------------

                             220 Congress Park Drive

                           Delray Beach, Florida 33445

                                 (561) 266-0860
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              --------------------

                       Travel Services International, Inc.
                            Long-Term Incentive Plan
                            (Full title of the Plan)
                                       and
                       Travel Services International, Inc.
                       Non-Employee Directors' Stock Plan
                            (Full title of the Plan)
                              ---------------------

                               Joseph V. Vittoria
                      Chairman and Chief Executive Officer
                       Travel Services International, Inc.
                             220 Congress Park Drive
                           Delray Beach, Florida 33445
                                 (561) 266-0860
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                              --------------------

                                   Copies to:

Robert G. Robison, Esq.,               Suzanne B. Bell, Esq.
Morgan, Lewis & Bockius LLP            Senior Vice President and General Counsel
101 Park Avenue                        Travel Services International, Inc.
New York, New York  10178              220 Congress Park Drive
(212) 309-6000                         Delray Beach, Florida  33445
                                       (561) 266-0860

================================================================================

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                              Proposed             Proposed
                                                               Maximum             Maximum
 Title of Each Class of Securities to   Amount to be          Offering        Aggregate Offering       Amount of
             be Registered             Registered (1)      Price Per Share          Price           Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per         842,150 shares     $14.00 (2)         $11,790,100           $3,478.08
share                                      21,000 shares     $20.125(2)            $422,625             $124.67
                                           75,000 shares     $20.75 (2)          $1,556,250             $459.09
                                           25,000 shares     $22.375(2)            $559,375             $165.02
                                           10,000 shares     $22.875(2)            $228,750              $67.48
                                            1,000 shares     $23.313(2)             $23,313               $6.87
                                           20,000 shares     $23.875(2)            $477,500             $140.86
                                           61,025 shares     $24.00 (2)          $1,464,600             $432.06
                                           75,000 shares     $33.75 (2)          $2,531,250             $746.72
                                           54,222 shares     $34.625(2)          $1,877,437             $553.84
                                            4,000 shares     $34.75 (2)            $139,000              $41.00
                                           10,000 shares     $35.00 (2)            $350,000             $103.25
                                            1,000 shares     $35.25 (2)             $35,250              $10.40
                                            6,950 shares     $37.25 (2)            $258,888              $76.37
                                          543,653 shares    $34.968 (3)         $19,010,458           $5,608.08
                                          --------------                                             ----------
 Total                                  1,750,000 shares                                             $12,014
======================================================================================================================

(1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Travel Services International, Inc. Long-Term Incentive Plan and the Travel Services International, Inc. Non-Employee Directors' Stock Plan.

(2) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options may be exercised.

(3) Calculated pursuant to Rules 457(c) and (h), based upon the average of the reported high and low sales prices for the Common Stock as reported on the Nasdaq National Market for May 18, 1998.

                                EXPLANATORY NOTE

This Registration Statement registers the offer and sale of an aggregate of 1,750,000 shares, of which 1,650,000 shares are registered for the offer and sale under the Long-Term Incentive Plan and 100,000 shares for the offer and sale under the Non-Employee Directors' Stock Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

    * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Travel Services International, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

    (a) The Company's Prospectus contained in its Registration Statement on Form S-1 (Registration No. 333- 27125), filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on July 22, 1997, for the offering of 2,500,000 shares of common stock, par value $.01 per share (the "Common Stock").

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed with the Commission on August 30, 1997.

    (c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Commission on November 15, 1997.

    (d) The Company's Current Report on Form 8-K (dated November 19, 1997) filed with the Commission on December 4, 1997, as amended on February 2, 1998.

    (e) The Company's Current Report on Form 8-K (dated February 9, 1997) filed with the Commission on February 24, 1998.

    (f) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998.

    (g) The Company's Current Report on Form 8-K (dated March 31, 1997) filed with the Commission on April 15, 1998.

    (h) The Company's Prospectus contained in its Shelf Registration Statement on Form S-1 (Registration No. 333-50533), filed pursuant to Section 415 of the Securities Act on May 4, 1998, for the offering of 3,175,000 shares of Common Stock.

    (i) The description of the Common Stock, registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in the Company's Prospectus contained in its Registration Statement referred to in Item 3(h) above, including any amendments or reports filed for the purpose of updating any such description.

    In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

    Any statement contained herein, or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

    Not applicable.

Item 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6. Indemnification of Directors and Officers.

    The Company's Bylaws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify its officers and directors as permitted pursuant thereto.

    Section 145 of the General Corporation Law of the State of Delaware, as amended, (the "DGCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

    Article Seven of the Company's Certificate of Incorporation, as amended, provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, as amended, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

    The Company has entered into indemnification agreements with each of its executive officers, its advisory director and directors which indemnifies such person to the fullest extent permitted by its Amended and Restated Certificate of Incorporation, its Bylaws and the DGCL. The Company also maintains directors and officers liability insurance.

Item 7. Exemption from Registration.

    Not applicable.

Item 8. Exhibits.

    Exhibit       Description

    4.1 Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-27125).

    4.2           Bylaws of the Registrant (Incorporated by reference to Exhibit
                  3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-27125)).

    4.3 Form of Certificate Evidencing Ownership of Common Stock of the Registrant (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333- 27125)).

    4.4 1997 Long-Term Incentive Plan of the Registrant (Incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed with the Commission on August 30, 1997).

    4.5 Non-Employee Directors' Stock Plan of the Registrant (Incorporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed with the Commission on August 30, 1997).

    5*            Opinion of Morgan, Lewis & Bockius LLP.

    23.1*         Consent of Arthur Andersen LLP.

    23.2*         Consent of Morgan, Lewis & Bockius LLP (included in
                  Exhibit 5).

    24*           Powers of Attorney (included on signature pages hereof).

----------
* Filed herewith.

Item 9. Undertakings

              (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as ex pressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Delray Beach, State of Florida, on May 11, 1998.

                                        TRAVEL SERVICES INTERNATIONAL, INC.


                                        By: /s/ Joseph V. Vittoria
                                            -------------------------------
                                            Joseph V. Vittoria
                                            Chairman and Chief Executive Officer

                               POWERS OF ATTORNEY

      Each person whose signature appears below hereby authorizes, appoints and constitutes Joseph V. Vittoria and Jill M. Vales each of them singly, his or her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign and file any and all amendments to this report with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and he or she hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                    Title                             Date
         ---------                    -----                             ----

/s/ Joseph V. Vittoria      Chairman of the Board,                  May 11, 1998
----------------------      Chief Executive Officer, Director
Joseph V. Vittoria          (Principal Executive Officer)


/s/ Jill M. Vales           Senior Vice President, Chief Financial  May 11, 1998
----------------------      Officer (Principal Financial and
Jill M. Vales               Principal Accounting Officer)


/s/ Robert G. Falcone       Director                                May 11, 1998
----------------------
Robert G. Falcone

/s/ Wayne Heller            Director                                May 11, 1998
----------------------
Wayne Heller

/s/ Imad Khalidi            Director                                May 11, 1998
----------------------
Imad Khalidi

/s/ Susan Parker            Director                                May 11, 1998
----------------------
Susan Parker

/s/ John W. Przywara        Director                                May 11, 1998
----------------------
John W. Przywara

/s/ Elan J. Blutinger       Director                                May 11, 1998
----------------------
Elan J. Blutinger

/s/ D. Fraser Bullock       Director                                May 11, 1998
----------------------
D. Fraser Bullock

                            Director                                May   , 1998
----------------------
Tommaso Zanozotto